UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 5th Ave, Suite 1300, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On December 31, 2024, Marchex, Inc, (the “Company”) announced that Michael Arends (“Arends”), Vice Chairman of the Board of Directors, will serve as a consultant to the Company for the fiscal year ending December 31, 2025. The Company has agreed to pay Arends the up-front amount of $180,000 during the first quarter of 2025 in consideration of Arends’s anticipated contributions with various strategic and other initiatives during 2025. In addition, the Compensation Committee of the Company’s Board of Directors approved a stock option grant under the Corporation’s 2021 Stock Incentive Plan effective on January 2, 2025 (the “Grant Date’) of 75,000 options to Arends as compensation for his board service as Vice Chairman. Such options shall have an exercise price being the closing price of the Corporation’s Class B common stock on the Grant Date, shall vest over two years, with 50% of the total option shares vesting on the first and second annual anniversaries of the Grant Date, respectively, and with vesting in full upon a Change in Control. In addition, the Company agreed to pay Arends $15,000 per quarter for his annual board service as Vice Chairman.

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: December 31, 2024	By:	/s/ FRANCIS J. FEENEY
	Name:	Francis J. Feeney
	Title:	Secretary